Exhibit 99.2

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic Announces the Early Results of its Cash Tender Offers for Certain Outstanding Debt Securities Issued by Medtronic, Inc. and Covidien International Finance S.A.

DUBLIN – March 6, 2019—Medtronic plc (the “Company”) (NYSE: MDT) today announced that, pursuant to the previously-announced cash tender offers by its wholly-owned subsidiaries, Medtronic, Inc. and Covidien International Finance S.A. (“CIFSA” and, together with Medtronic, Inc., the “Offerors”) for any and all (the “Any and All Tender Offers”) of the $3.1 billion in aggregate principal amount of the outstanding Notes listed in Table 1 below (the “Any and All Notes”) and up to $3.7 billion (the “Aggregate Maximum Purchase Price”) combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offers) (the “Maximum Tender Offers” and, collectively with the Any and All Tender Offers, the “Tender Offers”) for the outstanding Notes listed in Table 2 below (the “Maximum Tender Offer Notes,” and, collectively with the Any and All Notes, the “Notes”), approximately $2.1 billion in aggregate principal amount of the Any and All Notes and approximately $5.7 billion in aggregate principal amount of the Maximum Tender Offer Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on March 5, 2019, the Early Tender Deadline for the Tender Offers (the “Early Tender Deadline”). The terms of the Tender Offers are described in the Offer to Purchase, dated February 20, 2019 (the “Offer to Purchase”), and remain unchanged except as amended by the previously announced increases of the Aggregate Maximum Purchase Price to $3.7 billion and the Series Tender Cap to $90.0 million.

The below tables summarize certain information regarding the Notes and the Tender Offers, including the aggregate principal amount of each series of Notes that were validly tendered and not validly withdrawn on or prior to the Early Tender Deadline:

Table 1: Any and All Notes

Title of Security	CUSIP Numbers	Issuer/Offeror	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Principal Amount Tendered
2.500% Senior Notes due 2020	585055BG0	Medtronic, Inc.	$2,500,000,000	1.625% U.S.T. due 3/15/20	PX4	15	$1,768,138,000

4.20% Senior Notes due 2020	22303QAL4	Covidien International Finance S.A.	$600,000,000	1.500% U.S.T. due 6/15/20	PX4	15	$350,090,000

Table 2: Maximum Tender Offer Notes

Title of Security	CUSIP Numbers	Issuer/Offeror	Principal Amount Outstanding	Acceptance Priority Level (2)	Series Tender Cap	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Principal Amount Tendered
6.550% Senior Notes due 2037	22303QAH3	Covidien International Finance S.A.	$374,039,000	1	$90,000,000	3.375% U.S.T. due 11/15/48	PX1	100	$90,503,000

6.50% Senior Notes due 2039	585055AQ9	Medtronic, Inc.	$300,000,000	2	N/A	3.375% U.S.T. due 11/15/48	PX1	105	$117,051,000

5.550% Notes due 2040	585055AT3	Medtronic, Inc.	$500,000,000	3	N/A	3.375% U.S.T. due 11/15/48	PX1	90	$194,090,000

4.625% Notes due 2044	585055BD7	Medtronic, Inc.	$650,000,000	4	N/A	3.375% U.S.T. due 11/15/48	PX1	80	$473,406,000

4.500% Notes due 2042	585055AW6	Medtronic, Inc.	$400,000,000	5	N/A	3.375% U.S.T. due 11/15/48	PX1	85	$271,350,000

4.625% Senior Notes due 2045	585055BU9	Medtronic, Inc.	$4,150,000,000	6	N/A	3.375% U.S.T. due 11/15/48	PX1	80	$2,650,537,000

4.375% Senior Notes due 2035	585055BT2	Medtronic, Inc.	$2,381,619,000	7	N/A	3.375% U.S.T. due 11/15/48	PX1	70	$1,621,731,000

4.125% Notes due 2021	585055AV8	Medtronic, Inc.	$500,000,000	8	N/A	2.500% U.S.T. due 1/31/21	PX1	15	$200,070,000

4.000% Notes due 2043	585055AY2	Medtronic, Inc.	$325,024,000	9	N/A	3.375% U.S.T. due 11/15/48	PX1	90	$32,582,000

Because the aggregate consideration payable for validly tendered Maximum Tender Offer Notes exceeded the Aggregate Maximum Purchase Price and, as set forth in Table 2 above, the amount of validly tendered 2037 Notes exceeded the applicable Series Tender Cap, if the Offerors accept the Notes, the Maximum Tender Offer Notes will be purchased subject to the Acceptance Priority Levels and subject to proration as described in the Offer to Purchase.

The principal amount of each series of Maximum Tender Offer Notes listed in Table 2 above ultimately accepted for purchase, if any, will depend upon the determination of the applicable Total Consideration (as defined in the Offer to Purchase) at 11:00 a.m., New York City time, on March 6, 2019 and will be determined in accordance with the Aggregate Maximum Purchase Price, and the Series Tender Cap and Acceptance Priority Levels set forth in Table 2 above, as described in the Offer to Purchase, as amended by the previously announced increases in the Aggregate Maximum Purchase Price and the Series Tender Cap. As a result, a holder who validly tenders Maximum Tender Offer Notes pursuant to the Maximum Tender Offers may have all or a portion of its Maximum Tender Offer Notes returned to it, and the amount of Maximum Tender Offer Notes returned will depend on the overall level of participation of holders in such Tender Offers. In addition, the Offerors’ acceptance of the Notes is subject to a financing condition that the Offerors shall have closed one or more debt financings resulting in net proceeds to the Offerors in an amount not less than the amount required, upon the terms and subject to the conditions of the applicable Tender Offer, to purchase all the Notes validly tendered and accepted for purchase in the Tender Offers and to pay accrued interest thereon and fees and expenses associated therewith. The Offerors expect to satisfy the financing condition upon the closing of the previously announced public offering of senior notes by Medtronic Global Holdings S.C.A., which is expected to occur on March 7, 2019, subject to customary closing conditions.

Holders of Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline are eligible to receive the applicable Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes tendered by such holders and accepted for purchase by the applicable Offeror (the “Early Tender Premium”). Accrued interest up to, but not including, the settlement date will be paid in cash on all validly tendered Notes accepted and purchased by the applicable Offeror in the Tender Offers. The Offerors reserve the right, subject to applicable law, to further increase or waive the Aggregate Maximum Purchase Price or the Series Tender Cap. The Company expects to issue a press release after the close of trading on the New York Stock Exchange on March 6, 2019 to announce the Total Consideration payable in connection with the Tender Offers. The Company expects to issue a press release prior to the open of trading on the New York Stock Exchange on March 7, 2019 announcing satisfaction of the financing condition and accepting the Notes for purchase. The settlement date for the Notes accepted by the Offerors in connection with the Early Tender Deadline is expected to be March 11, 2019.

Although the Tender Offers are scheduled to expire at 12:00 midnight, New York City time, on March 19, 2019 (one minute after 11:59 p.m., New York City time, on March 19, 2019), or any other date and time to which the applicable Offeror extends such Tender Offer, because holders of Maximum Tender Offer Notes subject to the Tender Offers validly tendered and did not validly withdraw Maximum Tender Offer Notes on or prior to the Early Tender Deadline for which the aggregate consideration payable exceeds the Aggregate Maximum Purchase Price, the Offerors do not expect to accept for purchase any tenders of Maximum Tender Offer Notes after the Early Tender Deadline. Holders of Any and All Notes who validly tender such Notes following the Early Tender Deadline and at or prior to the applicable expiration date will only receive the applicable Tender Offer Consideration for Notes accepted for purchase, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

Information Relating to the Tender Offers

Barclays Capital Inc. and BofA Merrill Lynch are acting as the dealer managers (the “Dealer Managers”) for the Tender Offers. The information agent and tender agent is Global Bondholder Services Corporation (“Global Bondholder”). Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder at (866) 470-4200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Tender Offers should be directed to Barclays Capital Inc., Liability Management Group at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or BofA Merrill Lynch, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free).

None of the Offerors, the Company or their affiliates, their respective boards of directors or managing members, the Dealer Managers, Global Bondholder or the trustee with respect to any series of Notes is making any recommendation as to whether Holders should tender any Notes in response to any of the Tender Offers, and neither the Offerors nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offers, including complete instruction on how to tender Notes, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by Holders of Notes before making a decision to tender any Notes. The Offer to Purchase may be downloaded from Global Bondholder’s website at http://www.gbsc-usa.com/Medtronic/ or obtained from Global Bondholder, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About Medtronic

Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies—alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 86,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

This press release contains forward-looking statements that are not historical in nature. Such forward looking statements are subject to risks and uncertainties, including the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. None of Medtronic plc, Medtronic, Inc., or Covidien International Finance, S.A. undertakes to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

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